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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549



                                  FORM 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the

                       Securities Exchange Act of 1934



Date of Report   (Date of earliest event reported)      January 20, 2000

                          ACME METALS INCORPORATED
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           (Exact name of registrant as specified in its charter)



        Delaware                                                36-3802419
-----------------------------            1-14378          ---------------------
(State or other jurisdiction    ------------------------        (IRS Employer
    of Incorporation)           (Commission File Number)  Identification Number)


13500 South Perry Avenue, Riverdale, Illinois                   60827-1182
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   (Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code           708-849-2500
                                                    ---------------------------

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(Former name or former address, if changed since last report)



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Item 5.  Other Events.


        On January 20, 2000, the U.S. Bankruptcy Court of Delaware denied a motion of certain equity holders of Acme Metals Incorporated (the "Company") to appoint an equity committee to represent the interests of the Company's equity security holders (the "Stockholders") in the Company's pending bankruptcy proceedings. In the course of the Court's consideration of this motion, the Company's financial advisor presented evidence indicating it now appears likely, under current circumstances, that at the time the final plan of reorganization is filed, there will not be sufficient reorganization value in the bankruptcy proceedings to provide a distribution to Stockholders. In denying the motion, the Court did not comment on the financial advisor's conclusion, ruling rather that the Company and its advisors were fulfilling their fiduciary duty in seeking to represent all interests and, therefore, that there was no need for a separate equity committee to represent the Stockholders.




                                 SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ACME METALS INCORPORATED


Date:  March 2, 2000                    By:  /s/ Derrick T. Bay
                                            ----------------------------
                                             Derrick T. Bay
                                             Controller and Chief
                                             Accounting Officer